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                                                                  EXHIBIT 10.12



                          ESOP RESTRUCTURING AGREEMENT

     This ESOP Restructuring Agreement (this "Agreement") dated as of March 29, 1996 is made by and between Marks Bros. Jewelers, Inc., a Delaware corporation (the "Company"), and Marks Bros. Jewelers, Inc. Employee Stock Ownership Plan Trust (the "Trust"), forming part of the Marks Bros. Jewelers, Inc. Employee Stock Ownership Plan (the "ESOP").
     The Trust is the record owner of 25,924 shares of Class B Common Stock, par value $1.00 per share, of the Company (the "ESOP Shares"). The Trust borrowed an aggregate of $70 million (the "ESOP Debt") from the Company in 1988 to purchase the ESOP Shares (the "ESOP Purchase"). The ESOP Shares were placed in a suspense account and pledged to the Company as security for the ESOP Debt. The ESOP Shares were released from the pledge and from the suspense account, in accordance with applicable regulations, as the ESOP Debt was repaid. Approximately $33 million of the ESOP Debt remains outstanding. As of the date hereof 17,605.58 ESOP Shares have been released from the suspense account and allocated to the accounts of ESOP participants (the "Allocated ESOP Shares") and 8,318.42 ESOP Shares remain in the ESOP suspense account (the "Unallocated ESOP Shares").
     The Company has proposed that subject to, and upon consummation of, a proposed initial public offering of stock of the Company by the Company and certain selling stockholders (the "Public Offering"), the ESOP's equity ownership and the related

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ESOP Debt be restructured (the "ESOP Restructuring"). The Trust has agreed to the ESOP Restructuring upon the terms and subject to the conditions set forth in this Agreement.
     Accordingly, intending to be legally bound hereby, the parties hereto agree as follows:


                                  ARTICLE I

                           THE ESOP RESTRUCTURING


     1.1 EFFECTIVENESS OF ESOP RESTRUCTURING. The transactions constituting the ESOP Restructuring set forth in this Article I shall become effective on the date (the "Effective Date") when all the conditions to effectiveness set forth in Article II have been satisfied or waived in accordance with the terms thereof.
     1.2 EXCHANGE OF ALLOCATED ESOP SHARES. The Allocated ESOP Shares shall be exchanged for and become approximately 616,195 validly issued, fully paid and nonassessable shares of Common Stock. Upon such exchange, the Trust shall deliver to the Company a certificate or certificates representing the Allocated ESOP Shares duly endorsed for transfer or accompanied by stock powers duly executed in blank and the Company shall issue and deliver to the Trust a certificate representing the 616,195 shares of Common Stock.
     1.3 CANCELLATION OF ESOP DEBT. All outstanding principal and accrued interest owed by the ESOP to the Company pursuant to the Limited Recourse Non-Negotiable Note dated March 9, 1988, amended effective October 31, 1992, in the original principal amount of $30,449,930.00 and the Limited Recourse Non-Negotiable Note

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dated March 9, 1988, amended effective October 31, 1992, in the original principal amount of $17,500,000.00 (together, the "ESOP Notes") shall automatically be canceled. The Company shall promptly deliver the canceled ESOP Notes to the Trust. As consideration for the cancellation of the remaining ESOP Debt the Trust shall transfer to the Company the Unallocated ESOP Shares held in the ESOP suspense account and pledged as collateral for the ESOP Debt pursuant to the Stock Pledge Agreement dated as of March 9, 1988 (the "Pledge Agreement").
     1.4 CANCELLATION OF DIVIDEND PREFERENCE; ISSUANCE OF ADDITIONAL STOCK. In connection with the foregoing, all accrued and unpaid dividends on the Allocated ESOP Shares as of February 1, 1996 arising as a result of the dividend preference and other preferences and rights associated with the ESOP Shares shall be canceled. As consideration for such cancellation, the Company shall issue to the Trust 217,665 shares of Common Stock (the "Newly Issued Shares"). The Newly Issued Shares shall be allocated, as of February 1, 1996, proportionately to the accounts of ESOP participants and beneficiaries from whose accounts Allocated ESOP Shares were exchanged for Common Stock pursuant to Section 1.2 hereof. The ESOP participants and beneficiaries shall be fully vested in the Newly Issued Shares allocated to their accounts.


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                                   ARTICLE II

                          CONDITIONS TO EFFECTIVENESS


     The effectiveness of this Agreement is subject to the satisfaction of all the following conditions; provided that the effectiveness of this Agreement and any one or more of the agreements or conditions referred to in this Article II may be simultaneous:
     2.1 CORPORATE AND STOCKHOLDER APPROVALS; EXCHANGE. The Stock Split (as hereinafter defined) and the Company's Restated Certificate of Incorporation each shall have been approved and authorized by all requisite corporate and shareholder action. In addition, all Class A and Class C stockholders shall have become or shall have been exchanged for shares of Common Stock on terms comparable to the exchange of Allocated ESOP Shares by the Trust.
     2.2 PUBLIC OFFERING. The Company's Registration Statement on Form S-1 File No. 333-1794 (the "Registration Statement") relating to the Public Offering and all posteffective amendments, if any, shall have become effective under the Securities Act of 1933, as amended (the "1933 Act"), and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending before or contemplated by the Securities and Exchange Commission. The closing with respect to the Public Offering of Common Stock registered pursuant to such Registration Statement shall have occurred.
     2.3 STOCK SPLIT. The Company shall have effected an approximate 35 to 1 stock split (the "Stock Split") of all outstanding capital stock of the Company. After giving effect to the Stock Split, the Trust will own approximately 616,195 Allocated


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ESOP Shares and approximately 291,144 Unallocated ESOP Shares. In the event the stock split ratio is different than 35 to 1, the number of shares held by the ESOP will be adjusted accordingly.
     2.4 RESTATED CERTIFICATE OF INCORPORATION. The Company shall have filed a Restated Certificate of Incorporation consistent with the Registration Statement, authorizing 2,000,000 shares of Preferred Stock, with an anticipated par value of $.001 per share, issuable in series, 30,000,000 shares of Common Stock, with an anticipated par value $.001 per share and 3,810 shares, together with a number of shares equal to the Allocated ESOP Shares, of Class B Common Stock, par value $1.00 per share.
     2.5 FINANCING. All of the conditions to the refinancing of the Company's debt shall have been satisfied and such refinancing shall have been effected.
     2.6 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company and the Trust set forth in this Agreement shall be true and correct on the Effective Date as if made on and as of the Effective Date and each party shall have been furnished with a certificate dated the Effective Date to such effect, signed by an authorized officer of the other party.
     2.7 REGISTRATION RIGHTS AGREEMENT AND LOCK-UP AGREEMENTS. The Company and the Trust shall have executed and delivered the Registration Rights Agreements and Lock-up Agreements described in Article V hereof.
     2.8 SECRETARY'S CERTIFICATE. The Trust shall have received from the Secretary of the Company, a certificate with (i) certified copies of resolutions adopted by the Board


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relating to this Agreement and the transactions contemplated hereby, and (ii) a copy of the Company's Restated Certificate of Incorporation and By-Laws then in effect.


                                 ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     3.1 ORGANIZATION. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority required to own or lease its properties and assets as now owned or leased, to carry on its business as and where now being conducted and to enter into this Agreement and perform its obligations hereunder.
     3.2 CAPITALIZATION. As of the date hereof, the Company's authorized capital is as set forth on Schedule 3.2 hereof. On the Effective Date, the Company's authorized capital shall consist of 2,000,000 shares of Preferred Stock, with an anticipated par value of $.001 per share of which no shares shall be outstanding, 30,000,000 shares of Common Stock, with an anticipated par value of $.001 per share of which approximately 7.9 million shares shall be issued and outstanding and 3,810 shares of Class B Common Stock of which approximately 3,810 shares shall be issued and outstanding. All current commitments by the Company to sell or otherwise issue stock are as described in the Registration Statement.
     3.3 AUTHORIZATION AND ENFORCEABILITY. The execution and delivery of this Agreement are and, as of the Effective Date, the consummation of the transactions contemplated hereby will be within the corporate powers of the Company and will have been duly authorized by all necessary corporate and shareholder action on the part of


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the Company and the stockholders. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as
(i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or (ii) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether enforcement is sought in equity or at law).
     3.4 NO VIOLATION OF LAWS OR AGREEMENTS. The execution and delivery of this Agreement do not, and, as of the Effective Date, the consummation of the transactions contemplated by this Agreement and the compliance with the terms, conditions and provisions of this Agreement by the Company will not, (i) contravene any provision of the Company's Restated Certificate of Incorporation or Bylaws; (ii) conflict with or result in a breach of or constitute a default or otherwise require the consent of any person or entity under any of the terms, conditions or provisions of any indenture, mortgage, loan or credit agreement or any other agreement or instrument to which the Company is a party or by which the Company or its assets may be bound or affected, or any judgment, order, ruling or agreement or undertaking with any court or governmental department, commission, board, agency or instrumentality, domestic or foreign or any applicable law, rule or regulation; or (iii) except for any liens arising from the financing transactions described in Section 2.5 hereof, result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon the Company's assets or give to others any


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interests or rights therein. The Registration Statement will comply, as of its effective date, in all material respects with all applicable federal securities laws.
     3.5 CONSENTS. No consent, approval or authorization of, or registration or filing with, any person, including any governmental body or other regulatory authority, is required as a condition to the lawful execution and delivery of this Agreement or, as of the Effective Date, the consummation of the transactions contemplated hereby.
     3.6 FULLY PAID SHARES. The Common Stock issued in exchange for the Allocated ESOP Shares and the Newly Issued Shares will be, when issued, validly issued, fully paid and nonassessable.


                                   ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF THE TRUSTEE AND THE TRUST

     4.1 REPRESENTATIONS OF U.S. TRUST. U.S. Trust Company of California, N.A. ("U.S. Trust") represents and warrants to the Company that (i) it is a national association duly organized, validly existing and in good standing under the laws of the United States, (ii) it possesses all requisite association power to enter into and perform its obligations under this Agreement, (iii) the execution and delivery of this Agreement by U.S. Trust and the performance of its obligations hereunder have been duly authorized by all necessary association action on the part of U.S. Trust and (iv) this Agreement has been duly executed and delivered by U.S. Trust.
     4.2 AUTHORIZATION AND ENFORCEABILITY. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby are within the powers of the Trustee and have been duly authorized by all necessary corporate action


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on the part of the Trust. This Agreement has been duly executed and delivered on behalf of the Trust and constitutes the legal, valid and binding obligation of the Trust, enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or (ii) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether enforcement is sought in equity or at law).
     4.3 NO VIOLATION OF LAWS OR AGREEMENTS. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and the compliance with the terms, conditions and provisions of this Agreement by the Trust will not, (i) contravene any provision of the Trust Agreement; (ii) conflict with or result in a breach of or constitute a default or otherwise require the consent of any person or entity under any of the terms, conditions or provisions of any indenture, mortgage, loan or credit agreement or any other agreement or instrument to which the Trust is a party or by which the Trust or its assets may be bound or affected, or any judgment, order, ruling or agreement or undertaking with any court or governmental department, commission, board, agency or instrumentality, domestic or foreign or any applicable law, rule or regulation; or (iii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon the Trust's assets or give to others any interests or rights therein.
     4.4 CONSENTS. No consent, approval or authorization of, or registration or filing on behalf of the Trust with, any person, including any governmental body or other

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regulatory authority, is required as a condition to the lawful execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.
     4.5 FAIRNESS OPINION. The Trust has received the opinion of Willamette Management Associates to the effect that the transactions contemplated by this Agreement are fair to the ESOP and its participants from a financial point of view.
     4.6 OWNERSHIP OF ESOP SHARES. The Trust is the record owner of and, on the Effective Date, will deliver good and marketable title to the ESOP Shares free and clear of all claims, liens and encumbrances except as provided in the Pledge Agreement, which agreement will be terminated as of the Effective Date.


                                   ARTICLE V

                          CERTAIN OTHER AGREEMENTS

     5.1 REGISTRATION RIGHTS. The Trust and the Company will enter into a Registration Rights Agreement providing it with one demand registration right exercisable at any time after January 31, 1997; provided that such right will not be exercised for fewer than 25% of the shares of Common Stock owned by the ESOP at the time of such exercise.
     5.2 LOCK-UP AGREEMENTS. The Trust will enter into Lock-up Agreements on terms substantially similar to those entered into by other significant stockholders of the Company, agreeing inter alia, (i) with the Underwriter that it will not offer, sell, buy, contract to sell or otherwise dispose of any shares of Common Stock owned by it for a period of 180 days after the Public Offering, and (ii) with the Company that it will not offer, sell, contract to sell or buy or otherwise dispose of or acquire Common Stock


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owned by it until after January 31, 1997, except, in each case, as provided in the relevant Lock-up Agreement.
     5.3 TERMINATION OF ESOP PURCHASE AGREEMENTS. At the Effective Date, all rights and obligations of the parties hereto arising in connection with the ESOP Purchase, including, without limitation, those arising pursuant to the terms of the Stock Purchase Agreement, Pledge Agreement and Secured Term Loan Agreement, each dated as of March 9, 1988, shall be terminated.
     5.4 TERMINATION. The parties acknowledge that there are no assurances that the transactions contemplated by this Agreement will be consummated. If the conditions set forth in Article II are not satisfied by June 30, 1996, this Agreement shall terminate and be of no further force and effect unless extended in writing by the parties hereto. Without limiting the generality of the foregoing, the parties acknowledge that the consummation of the Transaction will require, among other things, certain consents and approvals.


                                   ARTICLE VI

                                 MISCELLANEOUS

     6.1 Governing Law. To the extent not preempted by federal law, this Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without regard to its conflict of law doctrines.
     6.2 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement and the Exhibits attached hereto, together with the engagement letter between the parties hereto dated February 5, 1996, set forth all of the agreements between the parties hereto with


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respect to the subject matter hereof, and supersede all prior or contemporaneous agreements and understandings. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     6.3 NOTICES. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made (i) the second business day after the date of mailing, if delivered by registered or certified mail, postage prepaid, (ii) upon delivery, if sent by hand delivery, (iii) upon delivery, if sent by prepaid courier or facsimile, with a record of receipt, or (iv) the next day after the date of dispatch, if sent by cable or telegram to the parties at the following addresses:



           (i) if to Trust, to:

               Norman P. Goldberg
               U. S. Trust Company of California, N.A.
               1300 Eye Street, N.W.
               Washington, D.C. 20005
               Telecopy: 202-316-7515

               with a required copy to:

               Gregory K. Brown, Esq.
               Oppenheimer, Wolff & Donnelly
               180 North Stetson Avenue
               45th Floor
               Chicago, IL 60601
               Telecopy: 312-616-5800

          (ii) if to Company, to:

               John R. Desjardins
               Marks Bros. Jewelers
               155 N. Wacker Drive
               Chicago, IL 60606
               Telecopy: 312-782-8299


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              with a required copy to:

              Charles R. Smith, Esq.
              Kirkpatrick & Lockhart LLP
              1500 Oliver Building
              Pittsburgh, PA 15222
              Telecopy: 412-355-6501


Any party hereto may change the address to which notice to it, or copies thereof, shall be addressed, by giving notice thereof to the other parties hereto in conformity with the foregoing.
     6.4 SEVERABILITY. If any term or other provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced under any rule of law in any particular respect or under any particular circumstances, such term or provision shall nevertheless remain in full force and effect in all other respects and under all other circumstances, and all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.
     6.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall be deemed to be one and the same instrument.


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        IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the date set forth above.


                                 MARKS BROS. JEWELERS, INC.




                                 By:    John R. Desjardins
                                     -----------------------------
                                 Title: Executive Vice President
                                        Finance and Administration
                                       ---------------------------

                                 MARKS BROS. JEWELERS, INC.
                                 EMPLOYEE STOCK OWNERSHIP TRUST

                                 By: U.S. Trust Company of California, N.A.,
                                     not in its individual or corporate
                                     capacity, but solely in its capacity as
                                     Trustee of the Marks Bros. Jewelers, Inc.
                                     Employee Stock Ownership Plan


                                 By: Norman P. Goldberg
                                    --------------------------
                                 Title:   SVP
                                       -----------------------




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